Item 7
                                                       Exhibit 23





                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-8 (Number 33-36798, 33-53685 and 33-54197) and on Form S-3
(Numbers 33-58810 and 33-50377) of Potomac Electric Power Company of our report dated January 26, 1995 appearing on page 26 of
Exhibit 99 of the Current Report on Form 8-K of Potomac Electric Power Company dated January 27, 1995.





/s/ Price Waterhouse LLP
Price Waterhouse LLP
Washington, D.C.
January 27, 1995